                                   EXHIBIT 11

                         BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


                                                 13 WEEKS ENDED
                                    SEPTEMBER 28, 1997    SEPTEMBER 29, 1996
                                    ------------------    ------------------
Net income                               $  376                $   69
                                         ======                ======

Weighted average number of common
  shares outstanding                      3,431                 3,434

Add

Weighted average number of common
  equivalent shares outstanding              54                     2
                                         ------                ------

Weighted average number of common
  and common equivalent shares
  outstanding                             3,485                 3,436
                                         ======                ======

Net income per share                     $  .11                $  .02
                                         ======                ======


                                   EXHIBIT 11

                        BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)


                                                    39 WEEKS ENDED
                                       SEPTEMBER 28, 1997    SEPTEMBER 29, 1996
                                       ------------------    ------------------

Net income/(loss)                            $  890                $  (83)
                                             ======                ======

Weighted average number of common             3,433                 3,434
  shares outstanding

Add

Weighted average number of common
  equivalent shares outstanding                  19                     2
                                             ------                ------

Weighted average number of common
  and common equivalent shares
  outstanding                                 3,452                 3,436
                                             ======                ======

Net income/(loss) per share                  $  .26                $ (.02)
                                             ======                ======



                                       19